UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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UNICO AMERICAN CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNICO AMERICAN CORPORATION

26050 Mureau Road

Calabasas, CA 91302

_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, May 28, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Unico American Corporation (the "Company") to be held at the Anza Hotel, 23627 Calabasas Road, Calabasas, CA 91302, at 2:00 p.m. local time, to consider and act upon the following matters:

1.	The election of seven (7) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; and
2.	The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 22, 2020, as the record date for the determination of stockholders who will be entitled to notice of and to vote at the meeting. The voting rights of the stockholders are described in the Proxy Statement.

Because of the uncertainties surrounding the impact of the COVID-19 pandemic, the Company is planning for the possibility that the meeting may be held solely by means of remote communication. If the Company takes this step, the Company will announce the decision to do so in advance of the meeting, and details on how to participate in the webcast will be issued by press release, which will be filed with the SEC.

IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

By Order of the Board of Directors,

Cary L. Cheldin

Chairman of the Board, President, and

Chief Executive Officer

Calabasas, California

April 27, 2020

UNICO AMERICAN CORPORATION

26050 Mureau Road

Calabasas, CA 91302

_____________________

PROXY STATEMENT

______________________

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the “Company” or “Unico”), for use at the Annual Meeting of Stockholders of the Company to be held at the Anza Hotel, 23627 Calabasas Road, Calabasas, CA 91302, or at the discretion of the Company, via remote communication, on May 28, 2020, at 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement. If you are planning to attend the Company’s Annual Meeting and require directions to the meeting, please call 818-591-9800, extension 608.

All shares represented by proxies that are properly completed, signed, and returned to the Company prior to the Annual Meeting and, which have not been revoked, will be voted in accordance with instructions contained in the proxies. At the Annual Meeting, the scheduled matters to be acted upon by the stockholders are the election of seven (7) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. The Board of Directors recommends a vote FOR the nominees for directors listed in the proxy. In the absence of voting instructions to the contrary, shares represented by properly executed proxies will be voted in accordance with the foregoing recommendations. The Company does not know of any other matter that will be presented for action at the Annual Meeting, but if any other matter is properly presented, the persons that are named in the accompanying proxy will vote thereon in accordance with their best judgment. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 22, 2020, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 5,305,742 shares of common stock, the only outstanding voting security of the Company. For each share held on the record date, a stockholder is entitled to one vote on all matters to be considered at the Annual Meeting.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of determining the number of shares present in person or represented by proxy on a voting matter.

As to Proposal 1, the vote for directors, the Company’s Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting but not for purposes of determining the results of the vote. Proposal 1 is not considered a “routine” proposal, and accordingly, brokers and other nominees do not have discretion to vote without instructions from beneficial owners. The seven (7) nominees receiving the most votes will be elected as directors of the Company.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

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Securities and Exchange Commission (“SEC”) rules allow delivery of a single document to households at which two or more stockholders reside. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as the Company’s expenses. If a stockholder of record is eligible for householding, but it and other stockholders of record with which it shares an address receive multiple copies of this proxy statement and the Company’s annual report, or if a stockholder of record holds stock in more than one account, and in either case the stockholder wishes to receive a single copy of this proxy statement and the Company’s annual report for its household, it should notify the Company’s Corporate Secretary. If a stockholder participates in householding and wishes to receive a separate copy of this proxy statement and the Company’s annual report, or does not wish to participate in householding and prefers to receive separate copies of this proxy statement and the Company’s annual report in the future, it should notify the Company’s Corporate Secretary. A stockholder may notify the Company’s Corporate Secretary in writing at Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302, Attention: Corporate Secretary, or by telephone at 818-591-9800, extension 608.

If a stockholder holds its shares through an intermediary that is utilizing householding and the stockholder wishes to receive separate copies of the Company’s annual report and proxy statement in the future, or if it is receiving multiple copies of the Company’s proxy materials and annual report and wishes to receive only one, it should contact its bank, broker, or other nominee record holder.

The Company’s principal executive offices are located at 26050 Mureau Road, Calabasas, CA 91302. The approximate mailing date of this Proxy Statement and the Company’s proxy card is April 27, 2020.

HOW THE COVID-19 OUTBREAK MAY IMPACT THE ANNUAL MEETING

The Company currently intends to hold its annual meeting in person. However, the Company is actively monitoring the coronavirus (COVID-19) situation; the Company is sensitive to the public health and travel concerns its stockholders may have and the protocols that federal, state, and local governments and health officials may impose or recommend. In the event the Company determines it is not possible or advisable to hold its annual meeting in person, the Company will publicly announce alternative arrangements for the meeting as promptly as practicable before the annual meeting, which may include holding the meeting solely by means of remote communication (i.e., a virtual-only annual meeting). If the Company takes this step, the Company will announce the decision to do so in advance of the meeting, and details on how to participate in the webcast will be issued by press release, which will be filed with the SEC. If you are planning to attend the meeting, please check our SEC filings prior to the meeting date.

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PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Bylaws provide for a range of three to eleven directors and allow the Board of Directors to fix the exact number of authorized directors within that range. The current number of authorized directors is nine (9) and, pursuant to a recent action of the Board of Directors, effective upon completion of the Annual Meeting of Stockholders, the number of authorized directors will be fixed at seven (7).

Directors are elected at each Annual Meeting of Stockholders to serve thereafter until their successors have been duly elected and qualified. Except as otherwise indicated, each nominee is currently a director having served in that capacity since the date indicated in the following table.  All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven (7) nominees listed in the following table:

Name	Age	Present Position with Company	First Elected Director

Cary L. Cheldin	63	Chairman of the Board, President and Chief Executive Officer	1983
Erwin Cheldin	88	Director	1969
Ronald A. Closser (1)	65	Director	—
John B. Keefe, Sr. (1)	66	Director	—
Rhonda L. Gillenwaters (1)	62	Director	—
Gerard J. Altonji (2)	63	Director Nominee	—
Jeffrey M. Tuder (2)	46	Director Nominee	—
(1)	Messrs. Ronald A. Closser and John B. Keefe, Sr., and Ms. Rhonda L. Gillenwaters were appointed to the Board of Directors of Unico in 2020.

(2)	On March 13, 2020, the Board’s Nominating & Corporate Governance Committee recommended and, on March 20, 2020, the full Board nominated Messrs. Gerard J. Altonji and Jeffrey M. Tuder for election to the Board.

Messrs. Michael Budnitsky, Andrew L. Furgatch, David T. Russell, and Samuel J. Sorich, all of whom are the Company’s directors as of April 22, 2020, will not stand for re-election as directors at the Annual Meeting in 2020.

Each nominee for election to the Board of Directors has extensive management and leadership experience gained through executive and professional service in insurance and other industries. In these roles, the directors have developed attributes and skills in management of capital, risk and operations. This experience with the Company provides the current directors with a thorough understanding of the Company’s policies and processes, rules and regulations, risks and mitigating solutions and controls environment.

Set forth below are the names of the nominees for election to the Board of Directors, along with their present and prior positions, principal occupations and the specific individual qualifications and skills of such directors that contribute to the overall effectiveness of the Board of Directors and its committees.

Cary L. Cheldin, Chairman of the Board of Directors, has served as Chairman, President and Chief Executive Officer since April 1, 2009. From 1991 to 2009, Mr. Cary L. Cheldin was Executive Vice President of the Company and prior thereto he served as Vice President from 1986 to 1991 and as Secretary from 1987 to 1991. Mr. Cary L. Cheldin has been a director of the Company since 1983 and has held management positions in the Company since 1986. The Company believes that Mr. Cary L. Cheldin’s knowledge of and expertise in the insurance industry and his historical experience and understanding of the Company’s underwriting, claims management and rate-making processes qualify him for service on the Board of Directors.

Erwin Cheldin is the Company’s former President, Chief Executive Officer and Chairman of the Board. Mr. Erwin Cheldin retired from being an employee of the Company effective April 1, 2009. Mr. Erwin Cheldin became an officer and director of the Company in 1969. Mr. Erwin Cheldin has over 50 years of experience in all phases of the property and casualty insurance industry. The Company believes that Mr. Erwin Cheldin’s historical knowledge of the Company and its operations and long standing service to the Company qualify him for service on the Board of Directors.

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Gerard J. Altonji has 39 years of experience in various roles with increasing responsibility in the insurance industry.  From 2016 to present, Mr. Gerard J. Altonji has served as President of Altonji Consulting LLC which provides rating agency support, capital management, profitability and strategic insight to small and medium-sized property & casualty insurance companies.  From 1999 to 2016, Mr. Gerard J. Altonji worked at A.M. Best Rating Services, Inc. eventually as an Assistant Vice President.  Prior to 1999, Mr. Gerard J. Altonji held positions at Risk Enterprise Management, Ltd. (a subsidiary of Zurich Insurance Company), Talegen Holdings, Inc. (previously, Crum & Forster Corp.), Marsh &McLennan, Inc. and CIGNA Group.   The Company believes that Mr. Gerard J. Altonji’s knowledge and expertise in the insurance industry qualify him for service on the Board of Directors.

Ronald A. Closser has over 40 years of experience in various phases of the property and casualty insurance industry. From 1996 until his retirement in 2018, Mr. Ronald A. Closser has served in senior managerial capacities for large insurance companies, including Zenith Insurance Company, Balboa Insurance Group, and CNA Financial. During his carrier, Mr. Ronald A. Closser has operated consulting firms and a retail insurance agency. The Company believes that Mr. Ronald A. Closser’s knowledge and expertise in the insurance industry qualify him for service on the Board of Directors.

Rhonda L. Gillenwaters has had a lengthy career in the reinsurance brokerage industry, most recently as Senior Vice President of Willis Re, the reinsurance arm of Willis Towers Watson, where she served from 2001 until her retirement in 2019.  In this role she provided reinsurance solutions to insurance company clients, including financial analysis, risk management and mitigation, and program design and implementation.  Prior to joining Willis Re, Ms. Rhonda L. Gillenwaters was Vice President of reinsurance intermediary E.W. Blanch Co. (now Aon Re), from 1985 to 2001, a tenure which included analytical work on early catastrophe models.  Ms. Rhonda L. Gillenwaters serves on the boards of the Nonprofits Insurance Alliance of California, the National Association of Nonprofits for Insurance, and Aurora School (two years as President and presently as Secretary). The Company believes that Ms. Rhonda L. Gillenwaters knowledge and expertise in the insurance industry qualify her for service on the Board of Directors.

John B. Keefe, Sr., has 40 years of experience as a mergers and acquisitions insurance company executive, investment banker and broker, and property and casualty industry equity analyst.  From 2014 to present, Mr. John B. Keefe, Sr., has served as President of J. Keefe Insurance, LLC which delivers various consulting services to insurance and investing companies.  From 2008 to 2014, Mr. John B. Keefe, Sr., provided mergers and acquisitions services in a senior management capacity at Nationwide Insurance and Harleysville Group.  From 1980 to 2008, Mr. John B. Keefe, Sr., held roles of increasing responsibility at various brokerage and investment firms, including Senior Vice President at New York Stock Exchange member firms Ferris, Baker Watts, Inc. and Anderson & Strudwick, Inc.  Mr. John B. Keefe, Sr., holds the Chartered Financial Analyst designation. The Company believes that Mr. John B. Keefe, Sr.’s knowledge and expertise in the insurance and investment industries qualify him for service on the Board of Directors.

Jeffrey M. Tuder is the Managing Member of Tremson Capital Management, a private investment firm he founded in 2015.  Prior to founding Tremson, Mr. Jeffrey M. Tuder served in roles with increasing responsibility at Nassau Capital, Fortress Investment Group, LLC, CapitalSource Finance, LLC, JHL Capital Group, LLC, and, most recently, as the Director of Research for KSA Capital Management, LLC from 2012 until 2015. Mr. Jeffrey M. Tuder currently serves as a Director for Inseego Corporation (Nasdaq: INSG) where he is Chairman of the Audit and Compensation Committees, and as a Director for Seachange International (Nasdaq: SEAC), where he is Vice Chairman and Chairman of the Audit Committee.  Previously, Mr. Jeffrey M. Tuder served as a Director for MRV Communications, Inc. (Nasdaq: MRVC) until August 2017, where he was Chairman of the Audit Committee prior to its sale to Adva Optical Networking. The Company believes Mr. Jeffrey M. Tuder’s public company Director experience and expertise in private equity and hedge fund investments qualify him for service on the Board of Directors.

Mr. Cary L. Cheldin is the son of Mr. Erwin Cheldin and Mr. Andrew L. Furgatch is the brother-in-law of Mr. David A. Lawless, the Company’s Senior Vice President and Chief Administrative Officer. There are no other family relationships between any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors. Mr. Cary L. Cheldin serves in his present office pursuant to an employment agreement with the Company. The employment agreement of Mr. Cary L. Cheldin was amended and restated on March 16, 2015, and further amended as of March 27, 2019, March 23, 2018, and March 27, 2017.

The Board of Directors has determined that each of Ms. Rhonda L. Gillenwaters and Messrs. Ronald A. Closser, John B. Keefe, Sr., are independent directors as defined by the Nasdaq Listing Rules. Also, the Board of Directors has determined that each of Messrs. Gerard J. Altonji and Jeffrey M. Tuder, if elected at the Annual Meeting in 2020, are independent directors as defined by the Nasdaq Listing Rules.

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During the year ended December 31, 2019, the Company’s Board of Directors held three regular meetings and six special meetings. The independent directors met without any management directors or employees present four times during the year ended December 31, 2019. Non-employee directors received $2,000 each quarter plus $1,000 for each regular Board meeting they attended; there was no compensation for attendance at special meetings. Excluding Ms. Janet D. Frank, all directors, except Mr. Samuel J. Sorich, attended at least 75% of the combined total meetings of the Board of Directors and the committees on which they served. Ms. Janet D. Frank attended all meetings of the Board of Directors after her appointment to the Board on May 23, 2019.

In February 2020, the Compensation Committee recommended, and the Board approved, changes to the compensation to be paid to non-employee directors during calendar year 2020. Beginning in 2020, each non-employee director will receive an annual retainer of $15,000, payable in equal quarterly installments. Members of the Audit Committee will receive $4,000 per year, and the chair of the Audit Committee will receive $6,000 per year. Members of the Compensation Committee will receive $2,000 per year, and the chair of the Compensation Committee will receive $2,500 per year. Members of the Nominating & Corporate Governance Committee will receive $2,000 per year, and the chair of the Nominating & Corporate Governance Committee will receive $2,500 per year. No compensation will be paid for attendance at board or committee meetings.

Director Compensation

The compensation of the Company’s non-employee directors paid by the Company for the last completed fiscal year is as follows:

Name	Director’s Fee	Total Fees
	$	$

Erwin Cheldin	9,000	9,000
Janet D. Frank (1)	6,000	6,000
Andrew L. Furgatch (2)	9,000	9,000
George C. Gilpatrick (3)	4,000	4,000
David T. Russell (2)	9,000	9,000
Samuel J. Sorich (2)	9,000	9,000
Ernest A. Wish (1)	9,000	9,000

(1)	Mr. Ernest A. Wish and Ms. Janet D. Frank resigned from the Board of Directors effective March 3, 2020, and April 1, 2020, respectively.

(2)	Messrs. Andrew L. Furgatch, David T. Russell, and Samuel J. Sorich will not stand for re-election as directors at the Annual Meeting in 2020.

(3)	Mr. George C. Gilpatrick did not stand for re-election as a director at the Annual Meeting in 2019.

Board Leadership Structure

The Company’s current nine-member Board is led by Chairman Mr. Cary L. Cheldin. Effective upon completion of the Annual Meeting of Stockholders, the Board will consist of seven directors. Mr. Cary L. Cheldin is also the Company’s President and Chief Executive officer. The Company’s Treasurer, Chief Financial Officer, and Secretary, Mr. Michael Budnitsky, is also a member of the Board. Other members include Mr. Erwin Cheldin, the retired Chairman, President and Chief Executive Officer, one non-independent director, and five independent directors. The Board does not have a lead independent director.

Mr. Cary L. Cheldin is the son of a founder of the Company and has been an executive officer of the Company since 1986 and a board member since 1983. He was first elected Chairman of the Board, President and Chief Executive Officer effective April 1, 2009.

The Board of Directors has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company at this time and provides effective oversight of management and strong leadership of the independent directors and stockholders. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision making, and alignment on corporate strategy. The Board believes this leadership structure is particularly appropriate for the Company at this time given Mr. Cary L. Cheldin’s continuity of service with the Company since 1980. As the individual with primary responsibility for managing the Company’s day-to-day operations, Mr. Cary L. Cheldin is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of the Board and the applicable committees.

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The Board of Directors is primarily responsible for assessing risks associated with the Company’s business. However, the Board delegates certain responsibilities to committees of the Board of Directors.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members presently consist of Messrs. Ronald A. Closser, John B. Keefe, Sr., and David T. Russell, provided that David T. Russell is not standing for re-election to the Board of Directors. The Audit Committee of the Board of Directors oversees the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements. The Audit Committee also reviews with management the Company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with the Company’s financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs and other matters.

The Audit Committee has a written charter, a copy of which was attached to the Proxy Statement filed with respect to the annual meeting held on May 23, 2019. The Audit Committee met four times during the year ended December 31, 2019, and held one meeting subsequent to the year ended December 31, 2019, to discuss accounting and financial statement matters related to the fiscal year ended December 31, 2019. Messrs. Ronald A. Closser, John B. Keefe, Sr., and David T. Russell are independent and are in compliance with the independent standards applicable to audit committee members contained in the Nasdaq Listing Rules. The Board of Directors has determined that Mr. John B. Keefe, Sr., qualifies as an “Audit Committee Financial Expert” as that term is defined in the rules and regulations established by the SEC.

The Board of Directors has also established a Compensation Committee presently consisting of Ms. Rhonda L. Gillenwaters and Messrs. Ronald A. Closser and Samuel J. Sorich, all of whom are independent and are in compliance with the independent standards applicable to compensation committee members contained in the Nasdaq Listing Rules. Samuel J. Sorich is not standing for re-election to the Board of Directors. The Company’s compensation program is designed to provide executive officers with total compensation commensurate with responsibilities and competitive with compensation provided to executives in like positions, as determined by the Compensation Committee. The Compensation Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held two meetings subsequent to the year ended December 31, 2019. The Compensation Committee has a written charter, a copy of which was attached to the Proxy Statement filed with respect to the annual meeting held on May 23, 2019.

The Board of Directors has established a Nominating & Corporate Governance Committee presently consisting Messrs. Ronald A. Closser, David T. Russell, and Samuel J. Sorich, all of whom are independent and are in compliance with the independent standards applicable to nominating & corporate governance committee members contained in the Nasdaq Listing Rules. David T. Russell and Samuel J. Sorich are not standing for re-election to the Board of Directors. The Nominating & Corporate Governance Committee reviews, advises and makes recommendations to the Board with respect to corporate governance matters, oversees periodic evaluations of the Board and Board committees, including establishing criteria to be used in connection with such evaluations, and advises the Board with respect to Board composition, procedures and committees. The Nominating & Corporate Governance Committee has a written charter, a copy of which was attached to the Proxy Statement filed with respect to the annual meeting held on May 23, 2019.

The Nominating & Corporate Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. The Nominating & Corporate Governance Committee, however, would consider qualified nominees recommended by stockholders. Stockholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Secretary of the Company at 26050 Mureau Road, Calabasas, CA 91302. The Nominating & Corporate Governance Committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience, and have a general appreciation of the major business issues facing the Company. The Nominating & Corporate Governance Committee does not have a formal policy regarding diversity, but, as described above, considers a broad range of attributes and characteristics in identifying and evaluating nominees for election to the Board of Directors. The Nominating & Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. Absent special circumstances, the Nominating & Corporate Governance Committee will continue to nominate qualified incumbent directors whom the Nominating & Corporate Governance Committee believes will continue to make important contributions to the Board of Directors.

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Compensation Committee Interlocks and Insider Participation

Other than Mr. Cary L. Cheldin, the Company’s Chairman and CEO, no present member of the Compensation Committee is, or has been at any time, an officer or employee, nor has any member had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any nonaffiliated entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

Communications with the Board of Directors

The Company provides a process for stockholders to send communications to the Board of Directors or any of the directors. Stockholders may send written communications to the Board of Directors or any director, c/o Secretary, Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302. All communications will be compiled by the Secretary of the Company and will be submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis. The Company does not have a policy with regard to directors’ attendance at the Annual Meeting of Stockholders. Five of the directors attended the 2019 Annual Meeting of Stockholders.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics may be obtained without charge upon written request to the Secretary, Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2020, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each director, nominee for director, and all executive officers and nominees for director as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name as beneficially owned by him or it. Except as otherwise noted below, the street address of each beneficial owner is c/o Unico American Corporation, 26050 Mureau Road, Calabasas, CA 91302.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent Of Class

Certain Beneficial Owners
Erwin Cheldin	2,353,717	44.4%
The Lion Fund, L.P., Sardar Biglari and Biglari Capital Corp. (1) 17802 IH 10 West, Suite 400, San Antonio TX 78257	527,100	9.9%
Ambina Partners, LLC, Gregory M. Share (2) 309 Greenwich Ave, Suite 201, Greenwich, CT 06830	429,255	8.1%
Dimensional Fund Advisors LP (3) Building One 6300 Bee Cave Road, Austin TX 78746	406,992	7.7%
William and Amy Roth Living Trust, dated 4/29/97 (4) 216 Narcissus Ave, Corona del Mar, CA 92625	265,435	5.0%

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Executive Officers, Directors and Director Nominees	Amount Beneficially Owned	Percent Of Class

Erwin Cheldin	2,353,717	44.4%
Cary L. Cheldin	205,782	3.9%
David T. Russell	36,635	0.7%
Michael Budnitsky	6,999	0.1%
Ronald A. Closser	0	0.0%
Andrew L. Furgatch	0	0.0%
Rhonda L. Gillenwaters	0	0.0%
John B. Keefe, Sr.	0	0.0%
David A. Lawless	0	0.0%
Samuel J. Sorich	0	0.0%
All executive officers, directors and director nominees as a group (10 persons)	2,603,133	49.1%

(1)	Per Form 13F dated February 14, 2020.
(2)	Per Schedule 13D dated September 26, 2019.
(3)	Per Schedule 13G/A dated February 12, 2020.
(4)	Per Schedule 13G dated September 18, 2019.

Biographical Information Concerning Executive Officers

Biographical information concerning members of the Board of Directors is set forth above under the caption Proposal No. 1—Election of Directors." Biographical information concerning executive officers is set forth below.

Michael Budnitsky has served as Treasurer, Chief Financial Officer, and Secretary of the Company since August 1, 2016.  From September 2014 through July 2016, Mr. Michael Budnitsky served as Vice President of Accounting of the Company and was responsible for various accounting and finance functions, including financial and tax reporting, Sarbanes Oxley compliance, and oversight of the accounting department. From May 2005 until joining the Company in 2014, Mr. Michael Budnitsky worked at HCC Surety Group, eventually as its Vice President, Controller.  Prior thereto, Mr. Michael Budnitsky worked as a financial reporting manager at the Automobile Club of Southern California and as an audit manager at KPMG LLP.  Mr. Michael Budnitsky is an active Certified Public Accountant in California.

David A. Lawless has served as Senior Vice President and Chief Administrative Officer since January 8, 2020. Before joining the Company, Mr. Lawless served as the Chief Administrative Officer and Executive Vice President for Magna Carta Companies (“Magna Carta”), a property and casualty carrier group of companies, and as a member of their board of directors from 2008 to 2018. During that tenure, he was responsible for data center operations, re-designing offshore outsource models, companywide virtualization and quality assurance and he was integral to strategic business planning for the overall business. Since leaving Magna Carta, Mr. Lawless has been engaged in consultancy of technology and business planning matters as well as serving in various civic capacities. He has also been a member of the board of directors of user group for various technology providers such as Phoenix, ImageRight, NetVU, and Scarsdale Ambulance.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The executive officers of the Company, along with their respective ages and positions as of April 22, 2020, are as follows:

Name	Age	Present Position with Company

Cary L. Cheldin	63	Chairman of the Board, President and Chief Executive Officer
Michael Budnitsky	45	Treasurer, Chief Financial Officer, Secretary, and Director
David A. Lawless (1)	62	Senior Vice President and Chief Administrative Officer

(1) David A. Lawless was appointed Senior Vice President and Chief Administrative Officer on January 8, 2020.

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Summary of Executive Compensation

Summary Compensation Table

The following table sets forth information for years ended December 31, 2019 and 2018, as to executive compensation paid to the Company’s named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
		$	$	$	$	$	$	$	$

Cary L. Cheldin (2)	2019	331,000	54,000	—	—	—	—	27,660	412,660
President and Chief Executive Officer	2018	331,000	—	—	—	—	—	26,382	357,382

Michael Budnitsky (3)	2019	249,000	12,500	—	—	—	—	25,631	287,131
Treasurer, Chief Financial Officer	2018	249,000	—	—	—	—	—	24,121	273,121

(1)	See “All Other Compensation” table below.

(2)	Mr. Cary L. Cheldin serves in his present office pursuant to an employment agreement with the Company. The employment agreement of Mr. Cary L. Cheldin was amended and restated on March 16, 2015. Amendments to the amended and restatement employment agreement were made on March 27, 2019, March 23, 2018, and March 27, 2017. Pursuant to those amendments, Mr. Cary L. Cheldin waived his rights to a mandatory bonus, collectively, from January 1, 2016, until January 1, 2019.

(3)	Pursuant to a job offer letter signed by the Company when Mr. Michael Budnitsky joined the Company in September 2014, Mr. Michael Budnitsky is entitled to a severance payment equal to three years’ salary in the event his employment is terminated due to a change in ownership of the Company. Mr. Michael Budnitsky serves in his present office without employment agreement.

All Other Compensation

The following table summarizes all other compensation paid or earned by the named executive officers noted above for the years ended December 31, 2019 and 2018.

Name	Year	Perquisites and Other Personal Benefits (1)	Contribution to Profit Sharing Plan (2)	Total
		$	$	$

Cary L. Cheldin	2019	19,410	8,250	27,660
	2018	18,282	8,100	26,382

Michael Budnitsky	2019	18,150	7,481	25,631
	2018	17,253	6,868	24,121

(1)	Represents payments for medical, dental, life, and disability insurance.

(2)	Represents amounts contributed or accrued to the person’s account under the Unico American Corporation Profit Sharing Plan (the “Plan”), all of which are vested. The contributions for the plan years ended December 31, 2018 and 2017, are reflected in 2019 and 2018, respectively. Contributions to the plan year 2019 will be reflected in 2020. See more information about the Plan in “Profit Sharing Plan.”

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The Company's compensation policies for executive officers seek to align the Company's executive officers' interests and motivations with those of the Company's stockholders by rewarding both short and long-term objectives. Overall compensation of the Company's executive officers should provide a competitive level of total compensation that enables the Company to attract, retain and incentivize highly qualified executive officers with the background and experience necessary to lead the Company and achieve its business goals.

Pay Ratio Disclosure

The Company is currently considered a “smaller reporting company” for the purposes of the SEC’s executive compensation disclosure rules. The Company has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies and has therefore omitted the pay ratio disclosure required under Item 402(u) of Regulation S-K.

Employment Agreements

The Company has an employment agreement with Mr. Cary L. Cheldin.

Cary L. Cheldin – On and effective as of March 17, 2015, the Company entered into an amended and restated employment agreement (the “employment agreement”) with Mr. Cary L. Cheldin (the “Executive”), the President and Chief Executive Officer of the Company. The employment agreement was approved by the Company’s Board of Directors on March 16, 2015, and was further amended as of March 27, 2019, March 23, 2018 and March 27, 2017. The material terms of the employment agreement are as follows:

The employment agreement provides for an annual salary of no less than $315,000. The annual salary is subject to increase from time to time at the discretion of the Board of Directors of the Company. The employment agreement also provides that the Company will promptly reimburse the Executive for certain “out-of-pocket” expenses.

The employment agreement provides for a mandatory annual bonus payable on or before December 31 of each year. The amount of each mandatory bonus is to be determined by the Board of Directors but will not to be less than $54,000, less any amounts paid to the Executive as a discretionary bonus since the immediately preceding January 1. Pursuant to amendments to the employment agreement dated as of March 27, 2017, March 23, 2018, and March 27, 2019, the Executive waived his rights to his mandatory bonus for fiscal years 2016, 2017, and 2018.

The Executive’s employment under the employment agreement will continue until terminated by (a) the Executive’s death, (b) the Company without Cause (as Cause is defined in the employment agreement) on thirty days’ advance written notice, (c) the Executive other than for breach of the employment agreement on thirty days’ advance written notice, (d) the Executive for a material breach by the Company of the terms of the employment agreement, which is not cured within thirty (30) days after the Executive provides the Company written notice describing such breach with particularity, (e) the Company for Cause, or (f) the Company on account of the Executive’s permanent disability (as determined in accordance with the employment agreement).

If the employment agreement is terminated by the Company without Cause or by the Executive due to a breach of the employment agreement by the Company, the Company must pay or provide to the Executive (a) all unpaid salary and other compensation for periods or partial periods that occurred prior to the date of termination and any unreimbursed business expenses, such amount to be paid immediately upon termination, (b) the mandatory bonus for the calendar year in which his employment was terminated to the extent not previously paid, without giving effect to his termination, (c) an amount equal to three times his then-current base salary, such amount to be paid conditional upon his execution of a release, in one single lump sum within 45 days after termination, (d) the minimum mandatory bonus of $54,000 for the three calendar years following his termination of employment, without giving effect to his termination of employment, such amounts to be paid as and when provided for under the employment agreement, and (e) the employee benefits set forth in the employment agreement for the three years following his termination of employment or, if the Company cannot provide such benefits, the cash equivalent to reimburse the Executive for the cost (including any tax cost) to purchase such employee benefits in the open market, such amounts to be reimbursed monthly. The employment agreement contains certain obligations, limitations and restrictions in the event that payments or distributions under the employment agreement would constitute an “excess parachute payment” subject to the excise tax under section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or would result in adverse tax consequences under Section 409A of the Code.

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The employment agreement also provides that the Company will pay the Executive at the rate of 10% per annum (or the highest permissible rate under applicable law, if less) on all amounts due under the employment agreement that are not timely paid. Because of the Executive’s waiver of his mandatory bonus for 2016, 2017, and 2018, no bonus was due for those periods and no interest for failure to timely pay the bonus will accrue.

Option/SAR Grants and Stock Awards in Last Fiscal Year

No stock options, stock appreciation rights or stock awards were granted to any named executive officer during the year ended December 31, 2019.

Options/SAR Exercises and Stock Awards Vesting in Last Fiscal Year and Unexercised Options/SAR and Stock Awards at Fiscal Year End

No stock options or stock appreciation rights were exercised by, nor any stock award vested in favor of, any named executive officer during the year ended December 31, 2019. No options, stock appreciation rights, or stock awards were held by any named executive officer at December 31, 2019.

Stock Option Plans

The Company’s 2011 Incentive Stock Option Plan (the “2011 Plan”) covers 200,000 shares of the Company’s common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) and was adopted by the Board of Directors in March 2011 and approved by stockholders on May 26, 2011. The 2011 Plan is administered by the Board of Directors or a committee authorized by the Board of Directors, consisting of at least two directors each of whom is not an officer or employee of the Company and meeting the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The administrator has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 2011 Plan.

Options granted under the 2011 Plan are intended to be "incentive stock options" as defined in Section 422 of the Code and may be granted only to employees of the Company or its subsidiaries. The exercise price of options granted under the 2011 Plan may not be less than the fair market value of the Company’s Common Stock on the date of grant. The exercise price of an incentive stock option must be 110% of the fair market value of the stock if such option is granted to an employee who holds more than 10% of the total combined voting power of the Company’s voting securities.

In accordance with the rules under the Code for incentive stock options, the 2011 Plan provides that incentive stock options granted to any particular employee under the 2011 Plan may not “vest” for more than $100,000 in fair market value of the stock (measured on the grant date) in any calendar year. If incentive stock options granted to an optionee would vest for more than $100,000 in any calendar year, then such incentive stock options will, to such extent, be treated as non-statutory stock options.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination will immediately terminate, and any options that are exercisable on such termination date will be exercisable for a period of thirty (30) days (one year or such shorter period as determined by the administrator in the case of termination by reason of death or disability) following termination of employment.

Options granted under the 2011 Plan may not be exercised more than 10 years after the date of grant (5 years after the date of grant if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The exercise price under any option may be paid in cash, recourse notes or shares of Common Stock already owned or, in the case of a “net exercise,” covered by the option, as may be determined by the administrator. Under the 2011 Plan, shares subject to canceled or terminated options are available for subsequently granted options.

Under the 2011 Plan, in the event of a Change of Control Event, the vesting of each option shall (contingent upon the consummation of the Change of Control Event) be accelerated to a date prior to the effective time of the Change of Control Event as the Board of Directors shall determine (or if the Board of Directors shall not determine such a date, to the date that is five (5) business days prior to the effective time of the Change of Control Event) and all options will terminate if not exercised at or prior to the effective time of the Change of Control Event.

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Alternatively, in the event of a Change of Control Event, the Board of Directors may provide that an option holder may not exercise his or her option but will receive a payment, in such form as determined by the Board of Directors, equal in value to the excess, if any of (i) the value of the property that the option holder would have received upon the exercise of the option following the acceleration of the vesting of the option over (ii) the exercise price which would have been payable by the option holder in connection with such exercise. A "Change of Control Event" will be deemed to have occurred upon the consummation of (i) a sale of all or substantially all of the Company’s assets (other than to a wholly-owned subsidiary or subsidiaries of the Company) in one transaction or a series of related transactions, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, or (iii) the direct or indirect acquisition by way of a tender or exchange offer by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, or (iv) the complete liquidation or dissolution of the Company.

Equity Compensation Plan Information

As of December 31, 2019, there are no outstanding options under the 2011 Plan and the number of securities remaining available for future issuance under the 2011 Plan was 100,000.

Profit Sharing Plan

The Unico American Corporation Profit Sharing Plan (“Plan”) covers the Company’s employees who are at least 21 years of age and have met certain service and eligibility requirements. Unico American Corporation is the Plan sponsor and the Plan administrator. Fidelity Management Trust Company is the Plan trustee. The Plan is intended to be a qualified retirement plan under the Code. As required by the Plan, on an annual basis, the Company must contribute 3% of participants’ eligible compensation to the account of each participant. In addition, pursuant to the terms of the Plan, the Company may contribute to participants an amount determined by the Board of Directors. Under the Plan, participants have the option to make 401(k) and/or Roth 401(k) deferral contributions which are not matched by the Company. Participants must be employed by the Company on the last day of the Plan year and must have met certain service and eligibility requirements to be eligible for a contribution. Participants are eligible to request a distribution of their vested account balance in connection with minimum required distributions or upon death, retirement or termination of employment.

Report of the Audit Committee

Neither the following report of the Audit Committee nor any other information included in this Proxy Statement pursuant to Item 407(d)1-3 of Regulation S-K constitutes “soliciting material” and none of such information should be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in any of those filings.

Management is responsible for the Company’s financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s independent auditors are responsible for auditing those consolidated financial statements. Our responsibility is to monitor and oversee these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or auditing or accounting procedures. We are not employees of the Company; and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with GAAP, that the audit of the Company’s consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent accountants are in fact “independent.”

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The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2019, with the Company’s management.

The Audit Committee has discussed with JLK Rosenberger LLP the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from JLK Rosenberger LLP, the Company’s independent registered public accounting firm, required by applicable requirements of the PCAOB regarding JLK Rosenberger LLP’s communications with the Audit Committee concerning independence, and has discussed with JLK Rosenberger LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Members of the Audit Committee:

Ronald A. Closser

John B. Keefe, Sr.

David T. Russell

RELATED-PARTY TRANSACTIONS

The Company has entered into indemnification agreements with each of its directors and its current executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Nevada law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Wish Properties Inc., an office of Wish Sotheby’s International Reality, owned by Mr. Ernest A. Wish, a former director of the Company, leased 4,189 square feet at the building owned by Crusader Insurance Company, a wholly owned subsidiary of the Company. The lease commenced on July 13, 2017, and had a six month term. Effective January 8, 2018, the lease was amended to extend its termination date until January 11, 2019, and to allow an option to extend the term of the lease for three additional twelve month terms commencing on January 11, 2019. The lease ended on February 11, 2019. The monthly lease payment was $8,378 through February 11, 2019. The Company believes the terms of the lease were at least as favorable to the Company as could have been obtained from other third parties.

The Board recognizes that related-party transactions present a heightened risk of conflicts of interest. Other than as described above, we are currently not party to any transactions with related parties. Related-party transactions have been proposed infrequently, and given the size of the Company, the management team and the Board, the Company believes that such proposed transactions are capable of being appropriately considered on a case-by-case basis. The Audit Committee will review any potential related-party transactions as they arise and are reported to the Board or the Audit Committee, regardless of whether the transactions are reportable pursuant to Item 404 of Regulation S-K. For any related-party transaction to be consummated or to continue, the disinterested members of the Audit Committee must approve or ratify the transaction. Additionally, on an annual basis, the Company distributes a directors and officers questionnaire to all executive officers and directors of the Company. The Company reviews responses provided on the questionnaires to ensure any transactions with executive officers or directors are approved as described above and disclosed in compliance under Item 404(a) of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

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APPOINTMENT OF AUDITORS

JLK Rosenberger LLP has served as the Company’s independent auditors since 2015. The Audit Committee has selected it to continue as the Company’s auditors and to audit the books and other records of the Company for the year ended December 31, 2020. A representative of JLK Rosenberger LLP is expected to attend the Annual Meeting of Stockholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

Audit Fees

The aggregate fees billed by JLK Rosenberger LLP for professional services rendered for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, and for the reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended December 31, 2019 and 2018, were approximately $214,000 and $211,000, respectively.

Audit Related Fees

There were no audit related services by JLK Rosenberger LLP for each year ended December 31, 2019 and 2018.

Tax Fees

There were no services rendered or fees billed for tax compliance, consulting, or planning services by JLK Rosenberger LLP for either of the fiscal years ended December 31, 2019 and 2018.

All Other Fees

There were no services rendered or fees billed related to compliance and planning during the fiscal years ended December 31, 2019 and 2018.

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the Company’s independent auditors.

OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.

STOCKHOLDERS’ PROPOSALS

Stockholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the stockholders or to nominate an individual for election to the Company’s Board of Directors at the 2021 Annual Meeting are advised that their proposals must be received by the Company at Unico American Corporation, 26050 Mureau Road, Calabasas, California 91302, Attention: Corporate Secretary, no later than December 29, 2020, for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting.

Alternatively, stockholders intending to present a proposal or nominate a director for election at next year’s Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than January 28, 2021, which is the 120th day prior to the first anniversary of the date of the 2020 Annual Meeting, and no later than February 27, 2021, which is the 90th day prior to the first anniversary of the date of the 2020 Annual Meeting. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. Such nominations or proposals should be sent to Unico American Corporation, 26050 Mureau Road, Calabasas, California 91302, Attention: Corporate Secretary.

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ANNUAL REPORT TO STOCKHOLDERS

The Company's 2019 Annual Report on Form 10-K includes the Company’s consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2019, and is included in the Annual Report of the Company being mailed to the stockholders along with this Proxy Statement. The Annual Report including Form 10-K is not to be considered a part of the soliciting material.

By Order of the Board of Directors,

Cary L. Cheldin

Chairman of the Board, President and

Chief Executive Officer

Calabasas, California

April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2020. The Proxy Statement and the Annual Report to Stockholders are available at http://materials.proxyvote.com/904607.

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PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints MICHAEL BUDNITSKY and CARY L. CHELDIN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Anza Hotel, 23627 Calabasas Road, Calabasas, California 91302, or at the discretion of the Company, via remote communication, on May 28, 2020, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner:

1. ELECTION OF DIRECTORS ð FOR all nominees listed (except as marked to the to contrary below) ð WITHHOLD AUTHORITY to the to vote all nominees listed below

GERARD J. ALTONJI, CARY L. CHELDIN, ERWIN CHELDIN,

RONALD A. CLOSSER, RHONDA L. GILLENWATERS, JOHN B. KEEFE, SR., JEFFREY M. TUDER

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,

STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.

2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

As part of the Company’s precautions regarding the ongoing COVID-19 outbreak, the Company may decide to hold the annual meeting solely by means of remote communication. If the Company takes this step, the Company will announce the decision to do so in advance, and details on how to participate will be issued by press release, which will be filed with the SEC.

Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

DATED:__________________________________________, 2020

______________________________________________________

(Signature)

______________________________________________________

(Signature if jointly held)

Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee, or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

PLEASE COMPLETE, SIGN, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.